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                                  A.J. ROBBINS, P.C.
                             CERTIFIED PUBLIC ACCOUNTANTS
                                   AND CONSULTANTS
                            3033 EAST 1ST AVENUE, SUITE 201
                                  DENVER, CO 80206


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our reports dated:

     REPORT DATE:       FINANCIAL STATEMENTS OF:
     ------------       ------------------------
     May 30, 1997       The Orlando Predators Entertainment, Inc.

     May 30, 1997       Orlando Predators, a Division of Orlando Predators, Ltd.


and to the reference made to our firm under the caption "Experts" included in or made part of this SB-2 Registration Statement Amendment #2.




                                     A.J. ROBBINS, P.C.
                                     CERTIFIED PUBLIC ACCOUNTANTS
                                        AND CONSULTANTS

DENVER, COLORADO
NOVEMBER 20, 1997